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                                  EXHIBIT 10.2

                               AGREEMENT OF LEASE


      This lease dated this 29th day of March, 2002 is by and between PEMCO Mutual Insurance Company, a Washington corporation, hereinafter called "Owner," and EvergreenBank, hereinafter called "Tenant."

      1. PREMISES The Owner hereby leases to the Tenant and the Tenant hereby leases of the Owner upon the terms and conditions hereinafter set forth certain premises described in Exhibit 1 (Basic Lease Information) hereto attached and herein incorporated by reference in that certain building known as "PEMCO Financial Center," situate in the City of Lynnwood, County of Snohomish, State of Washington, and located at 2502 196th SW, hereinafter referred to as "building" and located on a portion of the following described real property situate in the City of Lynnwood, County of Snohomish, State of Washington:

      SEC 23 TWP 27 RGE 04 N1/2 NE1/4 NW1/4 NW1/4 EXC FD T-BEG INT S MGN 196TH ST SW (40FT R/W) & W MGN 2 4TH AVE W (40FT R/W) TH S 120FT TH W 170FT TH N 12 OFT TO S MGN 196TH ST SW TH E ALG SD S MGN 170FT T

      2. TERM The term of this lease shall be for a period of one (1) year and shall commence on April 1, 2002 and end on March 31, 2003 inclusive. _

      3. RENT The Tenant shall pay the Owner monthly rent on the Rentable square feet as stated in Exhibit 1 (Basic Lease Information) on the first day of each calendar month of the lease term or any period prior or subsequent thereto while Tenant is in possession of the premises. Rent for partial months shall be prorated. Said rental is exclusive of any sales, franchise, business, occupation, or other tax based on rents. Should any such taxes apply during the life of this lease, rent shall be increased by such amount. Said rental is for office and storage space in the square footage indicated in the Exhibit 1 (Basic Lease Information).

      4. OPTION Owner grants to Tenant an option to renew the lease for two, one (1) year terms immediately following the expiration of the initial term on the same provisions that are in said lease, except with regard to the rental rate, which will be mutually agreed upon but in any event no less than the current rent being paid under said lease at the time of exercising this option and no less than the then market rate in the area for comparable buildings, and provided that the Tenant is in full and satisfactory compliance with the provisions of this lease at the time that the notice of exercise of option is given and that such notice is given in writing not less than six (6) months prior to the end of the lease period.

      5. USE The premises may be used and occupied only for the purpose as set forth in Exhibit 1 (Basic Lease Information) and for no other purpose without the written consent of the Owner. No use shall be made of the premises nor act done in or about the premises which is illegal or unlawful, nor which will result in any public or private nuisance. The Tenant shall observe such reasonable rules and regulations as may be adopted by the Owner for the safety, care, and cleanliness of the premises or building and the preservation of good order therein,
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including regulations relating to the use of any apparatus, machinery, or device in the premises which shall cause any substantial noise or vibration.

            Owner leases the Premises to Tenant and Tenant leases the Premises from Owner, together with the rights in common with others to use any portions of the Property that are designated by Owner for the common use of tenants and others.

            Tenant shall not use or store any hazardous material on or about the premises or the building without Owners approval which approval will be at Owners sole discretion. The term "hazardous material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any federal, state or other local governmental authority including, without limitation, any material or substance which is designated as a "hazardous substance". Tenant shall also comply with all rules and regulations for use, storage, and disposal of any hazardous material.

      6. CAPITALIZED COST Owner may choose to charge as additional rent any amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made to the Property which are: (1) performed primarily to reduce operating expense costs or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that become effective, or first interpreted to apply to the Property, after the date of this lease. The cost of capital improvements shall be amortized by Owner over the lesser of the Payback Period or five (5) years.

      7. OWNER SERVICES Owner and Tenant recognize that this Agreement to Lease is a "Full Service Lease" (Gross Lease). Owner agrees to furnish Tenant with the following services: (1) Water service for use in the lavatories on each floor on which the Premises are located; (2) Heat and Air conditioning in season during normal business hours, at such temperatures and in such amounts as are standard for comparable building or as required by governmental authority. Tenant, upon such advance notice as is reasonably required by Owner, shall have the right to receive HVAC service during hours other than normal business hours. Owner will have option to charge for the additional service; (3) Maintenance and repair of the Property as described below; (4) Janitor service on Business Days. If Tenant's use, floor covering or other improvements require special services in excess of the standard service for the Building, Tenant shall pay the additional cost attributable to the special services; (5) Elevator service; (6) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions as stated below; and (7) Such other services as Owner reasonably determines are necessary or appropriate for the Property.

            Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Owner deems to be standard for the Building. If Tenant requests permission to consume excess electrical service, Owner may (1) grant consent; (2) refuse to consent; or (3) may condition consent upon conditions that Owner reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by Law), installation and maintenance costs shall be paid by Tenant. Owner shall have the right, to, but not obligated to, separately meter electrical usage for the Premises and to measure electrical usage by survey or other commonly accepted methods.


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            All repairs necessary as a result of acts or negligence by Tenant, its agents or invitees, to restore the premises, including public and common areas of the building (such as lobby, stairs, landscaping, garage, corridors and restroom) to a tenantable condition shall be done by or under the direction of the Owner at the Tenant's expense.

            Neither personal property nor material belonging to Tenant shall be placed, stored, or deposited in or around hallways, corridors, washrooms, or other facilities used in common by all Tenants of the building. Such common areas shall be under the sole jurisdiction and control of Owner.

      8. POSSESSION The Tenant agrees by taking possession of the premises that such premises are tenantable and good condition and that the Tenant will take good care of the premises and the same will not be changed without the written consent of the Owner. Tenant shall not make any alterations, additions, or improvements to anything attached to the building without prior written approval from the Owner, which approval shall be at the Owners sole discretion (this includes changes to locks, plumbing, cabling or wiring). All Tenant improvements including moves, additions or changes shall be made at the Tenant's sole cost and expense. The Owner may make any improvements that it deems necessary for the preservation, safety, or improvement of the premises or building. All alterations, additions, and improvements except fixtures installed by the Tenant that are removable without damage to the building shall become the property of the Owner. The Tenant shall, upon termination of this lease, surrender and deliver up the premises to the Owner in as good of condition as when received by the Tenant from the Owner, reasonable use and wear excepted.

      9. RIGHT OF ENTRY The Owner or its agent shall have the right to enter the premises at all reasonable times for the purpose of inspection and for the purpose of cleaning, repairing, or improving the premises or the building; and when reasonably necessary for such purpose, may close entrances, doors, corridors, or other facilities without liability to the Tenant. The Owner shall have the right to enter the premises for the purpose of showing the premises to prospective tenants for a period of one hundred eighty (180) days prior to the expiration of the lease term.

      10. DESTRUCTION A total destruction of the building shall terminate this lease. In the event of a partial destruction by fire or other casualty, the Owner shall make repairs if they can be completed within sixty (60) days after the occurrence of such damage. Until such repairs are completed, rent shall be abated to the extent the premises are unusable by the Tenant. If repairs cannot be made within sixty (60) days, the Owner may, at its option, make them within a reasonable time. Notice of such election shall be given by written notice to the Tenant within thirty (30) days after occurrence of the damage. Upon receipt of such notice, Tenant may elect either to continue tenancy at an abated rate or to cancel this lease. If such notice is not given, then either party may, by written notice to the other, cancel this lease.

      11. SIGNAGE The Tenant shall not display any sign, notice, picture, poster, or advertising matter whatsoever in or about the premises or building at places visible from anywhere outside the premises without first obtaining the Owner's written consent thereto.

      12. INDEMNIFICATION Tenant shall defend and indemnify Owner and save it harmless from and against any and all liability, damages, costs, or expenses, including attorneys'


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fees, arising from negligent act or omission of Tenant, or of the officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors of Tenant in or about the premises, to any person or property, occurring in or about the premises, provided that the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability, or expense resulting from injuries to third parties caused by the negligence of Owner, or of any officer, contractor, licensees, agent, servant, employee, guest, invitee, or visitor of Owner. Owner and Tenant each release the other from responsibility for, and waive their entire claim of recovery for (1) any loss or damage to the real or personal property of either located anywhere in the building and including the building itself, arising out of or incident to the occurrence of any of the perils which may be covered by the fire and lightning insurance policy, with extended coverage endorsement, in common use in the Seattle locality, and policies covering any loss by theft or water damage, or (2) loss resulting from business interruption at premises or loss of rental income from the building, arising out of or incident to the occurrence of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental income insurance policy in common use in the Seattle locality; to the extent that such risks under (1) and (2) are in fact covered by insurance, each party shall cause its insurance carriers to consent to such waiver and to waive all rights of subrogation against the other party.

      13. LIENS Tenant shall keep premises and the building free from any liens or encumbrances arising out of any work performed by Tenant, materials furnished by Tenant, or obligations incurred by Tenant. Upon the occurrence of any of the following events, Owner may terminate this lease by giving Tenant notice of its election to do so: (1) if Tenant files a voluntary petition in bankruptcy, or for reorganization under the bankruptcy laws, or is adjudged bankrupt by a court of competent jurisdiction; (2) if Tenant makes an assignment for the benefit of creditors; or (3) if a receiver is appointed by a court of competent jurisdiction for Tenant's business and it be established in the receivership proceedings that Tenant is insolvent.

      14. DEFAULT Except for a default under the preceding paragraph for which immediate right of termination is given to Owner, if Tenant fails to pay any installment of rent within ten (10) days after written notice, or to perform any other covenant under this lease within thirty (30) days after written notice from Owner stating the nature of the default, Owner may cancel this lease and reenter and take possession of the premises using all necessary force to do so; provided, however, that if the nature of such default other than for nonpayment of rent is such that the same cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion. Notwithstanding such retaking of possession by Owner, Tenant's liability for the rent provided herein shall not be extinguished for the balance of the term of this lease. Upon such reentry, Owner may elect either (1) to terminate this lease, in which event Tenant shall immediately pay to Owner a sum equal to that by which the then cash value of the total rent reserved under this lease for the balance of the lease term exceeds the then reasonable rental value of the premises for the balance of the lease term; or (2) without terminating this lease, to relet all or any part of the premises as the agent of and for the account of Tenant upon such terms and conditions as Owner may deem advisable, in which event the rents received on such reletting shall be applied first to the expenses of reletting and collection, including attorney's fees and real estate commissions paid, and thereafter to pay of all sums due or to become due Owner hereunder. If a sufficient sum shall not be thus realized to pay such


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sums and other charges, Tenant shall pay Owner any deficiency monthly, and Owner may bring an action therefor as such monthly deficiency shall arise.

           In the event of any such retaking of possession of the premises by the Owner as herein provided, Tenant shall remove all personal property located thereon and, upon failure to do so upon demand of Owner, Owner may remove and store the same in any place selected by Owner, including but not limited to a public warehouse, at the expense and risk of Tenant. If Tenant shall fail to pay any sums due hereunder or the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Owner may sell any or all of such property at public or private sale and shall apply the proceeds of such sale first, to the cost of such sale; second, to the payment of the charges for storage, if any; and third, to the payment of any other sums of money which may be due from Tenant to Owner under the terms of this lease, and the balance, if any, to Tenant.

            Tenant hereby waives all claims for damages that may be caused by Owner's lawfully reentering and taking possession of the premises or lawfully removing and storing the property of Tenant as herein provided, and will save Owner harmless from loss, costs, or damages occasioned by Owner thereby, and no such lawful reentry shall be considered or construed to be a forcible entry.

      15. ATTORNEYS' FEES If either the Tenant or the Owner shall commence any legal action involving matters arising out of this lease, including suit by the Owner for recovery of rent or possession of the premises, the losing party shall pay the successful party attorneys' fees and cost reasonably incurred by the successful party in connection with such suit or action.

      16. BREACH The acceptance of rent by the Owner shall not be a waiver of any breach by the Tenant or any term or condition of this lease other than failure of the Tenant to pay the particular rental so accepted, regardless of Owner's knowledge of the breach, and the waiver of the Owner of any breach of any condition herein shall not be deemed to be a waiver of such condition or any subsequent breach thereof.

      17. ASSIGNMENT AND SUBLET Tenant shall not assign this lease or sublet the premises or any part thereof without the prior written consent of the Owner, which shall be at the sole discretion of the Owner.

      18. SUBORDINATION This lease shall be subordinated to any first mortgage or deed of trust heretofore or hereafter placed upon the building to any and all advances made or to be made thereunder and to all renewals, replacements, and extensions thereof. The Tenant shall attorn to the purchaser of the building at any foreclosure sale under such encumbrance, provided the rights of the Tenant hereunder are recognized by such purchaser. Within fifteen (15) days of presentation, the Tenant shall execute and deliver any subordination or nondisturbance agreement and any estoppel certificate requested by the Owner certifying, if such be true, that the Tenant is in occupancy, the nature of the modification to the lease, if any, and the dates to which rents and other charges have been paid.

      19. CONDEMNATION AND EMINENT DOMAIN If the whole of the premises, or if such portion of either the premises or the facilities in the building as may be required for the reasonable use of the premises, shall be taken by virtue of any condemnation or eminent domain


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proceeding, this lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. Current rent shall be apportioned as of the date of such termination. In case of a taking of a part of the premises or a portion of the facilities in the building not required for the reasonable use of the premises, then this lease shall continue in full force and effect, and the rental shall be equitably reduced based on the proportion by which the rentable area of the premises is reduced, such rent reduction to be effective on the date of such partial taking. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to the Owner any award which may be made in such taking or condemnation together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing herein shall be deemed to give Owner any interest in or to require Tenant to assign to Owner any award made to the Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business, or for Tenant's moving expenses.

      20. NOTICE All notices required under this lease shall be in writing to the addresses below stated or such other place as may be designated by either party in writing.

      21. PREMISES NAME The Owner intends to use the name "PEMCO Financial Center" for the building but reserves the right, in its sole discretion, to change such name.

      22. OWNER RIGHTS TO TERMINATE The Owner herein reserves the right to terminate and cancel this Lease Agreement should it decide to develop or sell said premises. If the Owner exercises this right, the Owner agrees to give the Tenant one hundred twenty (120) days written notice of its intent to develop or sell said premises.

      23. PREMISES SPACE ADJUSTMENT The Tenant and Owner herein understand that from time to time it may be the desire to adjust the amount of square feet (space) in said premises. The Tenant and Owner herein mutually agree to work together to make any desired adjustments to the amount of space in said premises providing that; 1) any request for additional space is subject to availability, which shall be determined by the Owner; and 2) any request for a reduction of space is subject to another user, acceptable to the Owner, assuming the obligation of said space. Any adjustments will be in writing and all terms and conditions of said Lease Agreement will remain in full force and effect.

      25. OWNER STAFF USEAGE Tenant recognizes that the Owner has staff within its Real Estate Department that provides various building maintenance, construction, space design, vendor contracting and other facility related services. It is agreed that any services and/or work to be performed in or about the premises shall go through and be performed by the Owners Real Estate Department, unless mutually agreed otherwise. The Owners Real Estate Department will act in the best interest of both the Tenant and Owner.

      27. BUILDING AGREEMENT This agreement shall be binding upon the Owner and Tenant and their respective heirs and successors.

      28. EXHIBITS All Exhibits referenced herein are a part of this "Agreement to Lease" as if contained within the above terms and conditions. Exhibit 1 and
Exhibit 2 are attached hereto and made a part hereof.


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      IN WITNESS WHEREOF, the parties have set their hands and seals the year, month, and day above written.

PEMCO MUTUAL INSURANCE COMPANY         EVERGREENBANK




BY:  /s/ Stan W. McNaughton            BY:   /s/ Gerald O. Hatler
     -------------------------------         ---------------------------------
Title: President/CEO                   Title:  President/CEO

Address:                               Address:

325 Eastlake Avenue East               325 Eastlake Avenue East
Seattle, Washington 98109              Seattle, Washington 98109


STATE OF WASHINGTON     )
                        :ss.
COUNTY OF KING          )

      On this day personally appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, personally appeared Gerald Hatler, to me known to be the President of EvergreenBank, the corporation that executed the within and foregoing Agreement of Lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

      GIVEN under my hand and official seal this 29th day of March, 2002.


                                       /s/ Susan J. Mecklenberg
                                       ---------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Seattle
                                       My commission expires: 5/29/05


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STATE OF WASHINGTON     )
                        :ss.
COUNTY OF KING          )

      On this day personally appeared before me, a Notary Public in and for the State of Washington duly commissioned and sworn, personally appeared Steven A. Ricco, to me known to be the Vice-President/CFO of PEMCO Mutual Insurance Company, the corporation that executed the within and foregoing Agreement of Lease, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

      GIVEN under my hand and official seal this 29th day of March, 2002.


                                       /s/ Denice M. Town
                                       --------------------------------------
                                       NOTARY PUBLIC in and for the State of
                                       Washington, residing at Seattle
                                       My commission expires:     2/18/03


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